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                                                               EXHIBIT (j)(l)(i)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" and to the incorporation by reference of our report dated May 5, 2004 for the Van Kampen High Yield Fund in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the Van Kampen Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 51 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-4410) and in this Amendment No. 52 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-4629).


/s/ Ernst & Young LLP

ERNST & YOUNG LLP

Chicago, Illinois
July 27, 2004